Exhibit 4.1

Void after March 5, 2012	Warrant No. [___]
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.
NOVINT TECHNOLOGIES, INC.
COMMON STOCK PURCHASE WARRANT
     Novint Technologies, Inc. (the “Company”), having its principal office as of the date hereof at 4109 Bryan Ave NW, Albuquerque, New Mexico, hereby certifies that, for value received,                     , or registered assigns, is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time on or from time to time after the later of (i) March 5, 2007 and (ii) the filing of the Restated Certificate, and before 5:00 P.M., New York City time, on March 5, 2012 (the “Expiration Date”),                      fully paid and non-assessable shares of Common Stock (as defined below), at the initial Purchase Price per share (as defined below) of $1.50. The number of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided in Section 5.
          Background. The Company agreed to issue Warrants, including this Warrant, to purchase up to a maximum of 10,000,000 shares of Common Stock (subject to adjustment as provided in Section 5) in connection with the Company’s private placement up to a maximum of 10,000,000 units (“Units”), each Unit consisting of (i) one share of Common Stock, and (ii) one Warrant.
     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:
          “Aggregate Purchase Price” has the meaning set forth in Section 3.1.
          “Blue Sky Laws” means any state securities or “blue sky” laws.
          “Board of Directors” means the board of directors of the Company.

          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
          “Buy-In” has the meaning set forth in Section 4.
          “Company” includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder. The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.
          “Common Stock” means the Company’s Common Stock, $.01 par value per share, authorized as of the date hereof, and any stock of any class or classes (however designated) hereafter authorized upon reclassification thereof, which, if the Board of Directors declares any dividends or distributions, has the right to participate in the distribution of earnings and assets of the Company after the payment of dividends or other distributions on any shares of capital stock of the Company entitled to a preference and in the voting for the election of directors of the Company.
          “Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.
          “Delivery Date” has the meaning set forth in Section 4.
          “Exchange Act” means the Securities Exchange Act of 1934 as the same shall be in effect at the time.
          “Holder” means any record owner of Warrants or Underlying Securities.
          “Investor” has the meaning set forth in the Unit Subscription Agreement.
          “Investor Rights Agreement” has the meaning set forth in Section 1.
          “Market Price” means, for one share of Common Stock at any date (i) if the principal trading market for such securities is an exchange, the average of the closing sale prices per share for the last ten previous trading days in which a sale was reported, as officially reported on any consolidated tape, (ii) if the principal market for such securities is the over-the-counter market, the average of the closing sale prices per share on the last ten previous trading days in which a sale was reported as set forth by Nasdaq or, (iii) if the security is not listed on an exchange or Nasdaq, the average of the closing sale prices per share on the last ten previous trading days in which a sale was reported as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported closing sale price, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be the average of the high bid and asked prices for the last ten previous trading days in which a sale was reported; and if there is no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors. The Market Price of Other Securities, if any, shall be determined in the same as Common Stock.
          “Nasdaq” means the Nasdaq SmallCap Market or Nasdaq Stock Market.
          “Notice” has the meaning set forth in Section 21.
          “Original Issue Date” means March ___, 2007.
          “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or 6.
          “Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.
          “Purchase Price per share” means $1.50 per share, as may be adjusted from time to time in accordance with Section 5 or 6.
          “Registered” and “Registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Underlying Securities issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.
          “Restated Certificate” means an amendment to the Certificate of Incorporation of the Company prepared for filing in the State of Delaware which provides for an increase in the authorized capital shares of the Company.
          “Securities Act” means the Securities Act of 1933 as the same shall be in effect at the time.
          “Underlying Securities” means any Common Stock or Other Securities issued or issuable upon exercise of Warrants.
          “Unit Subscription Agreement” means the Unit Subscription Agreement, dated as of February 23, 2007, among the Company and the Investors.
          “Warrant” means, as applicable, (i) the Warrants dated as of the date hereof, originally issued by the Company pursuant to the Unit Subscription Agreement, of which this Warrant is one, evidencing rights to purchase up to a maximum 10,000,000 shares of Common Stock, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof (all Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised) or (ii) each right as set forth in this Warrant to purchase one share of Common Stock, as adjusted from time to time in accordance with Section 5 or 6.
          1. Registration, etc. The Holder shall have the rights to registration of Underlying Securities issuable upon exercise of the Warrants that are set forth in the Investor Rights Agreement, dated the Original Issue Date, among the Company and each of the Investors (the “Investor Rights Agreement”).
          2. Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or of Underlying Securities previously issued upon the exercise of Warrants, such Warrant or Underlying Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying Securities, as the case may be, furnish to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and without registration or qualification under any applicable Blue Sky Laws, provided that nothing contained in this Section 2 shall relieve (a) the Company from complying with any request for registration pursuant to the Registration Rights Agreement or (b) the Holder from its obligations under the Unit Subscription Agreement.
          3. Exercise of Warrant.
          3.1. Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office as set forth at the head of this Warrant (or such other location as the Company from time to time may advise the Holder in writing), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained (the “Aggregate Purchase Price”) by multiplying (a) the number of shares of Common Stock then issuable upon exercise of this Warrant by (b) the Purchase Price per share on the date of such exercise.
          3.2. Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share on the date of such exercise. Upon any such partial exercise, the Company at its expense shall forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes and subject to the provisions of Section 2) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such shares issuable prior to such partial exercise of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

          3.3. Company to Reaffirm Obligations. The Company shall, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Underlying Securities, if any) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.
          3.4. Certain Exercises. If an exercise of this Warrant is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.
          3.5. Limited Net Issue Exercise. If at any time or from time to time after the Mandatory Registration Effective Date or Mandatory Subsequent Registration Date with respect to the Underlying Securities issuable upon exercise of this Warrant (as the case may be) (as such terms are defined in the Investor Rights Agreement), to the extent there is no effective registration statement registering the resale of the Underlying Securities by the Holder, this Warrant may also be exercised at such time by means of a “Net Issue Exercise” in which the Holder shall be entitled to receive Underlying Securities equal to the value of this Warrant (or the portion thereof being exercised by Net Issue Exercise) by surrender of this Warrant to the Company together with notice of such Net Issue Exercise, in which event the Company shall issue to Holder a number of Underlying Securities computed as of the date of surrender of this Warrant to the Company using the following formula:
          X = Y x (A-B)
                            A
          Where:

X =	the number of Underlying Securities to be issued to Holder pursuant to this Section 3.5;

Y =	the number of Underlying Securities otherwise purchasable under this Warrant, or any lesser number of Underlying Securities as to which this Warrant is being exercised (at the date of such calculation);

A =	the Market Price of (at the date of such calculation);

B =	the Purchase Price (as adjusted to the date of such calculation).
     4. Delivery of Stock Certificates, etc., on Exercise; Buy-In.

          (a) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten Business Days thereafter (the “Delivery Date’), the Company at its own expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes and subject to the provisions of Section 2) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share.
     (b) Issuance of Certificates. If the Company fails to deliver to the Holder a certificate or certificates representing the Underlying Securities by the third (3rd) trading day following the Delivery Date (or such longer or shorter time is then required by the SEC regulations on the settlement of trades), then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Underlying Securities pursuant to an exercise by the fifth (5th) trading day after the Delivery Date, and if after such day the Holder is required by its broker to purchase (in an open market transaction or otherwise) securities to deliver in satisfaction of a sale by the Holder of the Underlying Securities which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Underlying Securities that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Underlying Securities for which such exercise was not honored or deliver to the Holder the number of Underlying Securities that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Underlying Securities upon exercise of the Warrant as required pursuant to the terms hereof.
     5. Adjustment for Stock Splits; Dividends. The number and kind of securities purchasable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Underlying Securities purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Underlying Securities or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof Upon each such adjustment of the kind and number of Underlying Securities or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Underlying Securities or other securities resulting from such adjustment at a Purchase Price per share or other security obtained by multiplying the Purchase Price per share in effect immediately prior to such adjustment by the number of Underlying Securities purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Underlying Securities or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. The Company shall not declare or pay a dividend in cash or other assets prior to the Expiration Date unless the aggregate amount of any such dividends is less than 50% of the Company’s net operating income for the previous fiscal year.
     6. Reorganization, Consolidation, Merger, etc. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) cash equal to the value of this Warrant as determined in accordance with the Black Scholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Underlying Securities for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6. For purposes of this Section 6, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
          7. Further Assurances; Reports. The Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Underlying Securities upon the exercise of all Warrants from time to time outstanding. For so long as the Holder holds this Warrant, the Company shall deliver to the Holder contemporaneously with delivery to the holders of Common Stock, a copy of each report of the Company delivered to such holders.
          8. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Underlying Securities, the Company shall, at its expense, promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock or Other Securities outstanding or deemed to be outstanding. The Company shall forthwith mail a copy of each such certificate to the Holder.
          9. Notices of Record Date, etc. In the event of
     (a) any taking by the Company of a record of its stockholders for the purpose of determining the stockholders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any             shares of stock of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other Person, or
     (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company shall mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of Underlying Securities shall be entitled to exchange their shares of Underlying Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.
          10. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company shall at all times on and after the filing of the Restated Certificate reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.
          10. Listing on Securities Exchanges; Registration; Issuance of Certain Securities. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock (or Other Securities) on any national securities exchange or Nasdaq, the Company shall, at its expense, simultaneously list the Underlying Securities from time to time issuable upon the exercise of the Warrants on such exchange or Nasdaq, upon official notice of issuance.
          11. Exchange of Warrants. Subject to the provisions of Section 2, upon surrender for exchange of this Warrant, properly endorsed, to the Company, as soon as practicable (and in any event within three Business Days) the Company at its own expense shall issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant so surrendered.
          12. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.
          13. Warrant Agent. The Company may, by written notice to each Holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 12, and replacing Warrants pursuant to Section 13, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.
          14. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant may not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction that may be sought against a violation of any of the terms hereof or otherwise.
          15. No Rights as Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.
          16. Negotiability, etc. Subject to Section 2, this Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees that:

     (a) subject to the provisions of this Warrant and the Unit Subscription Agreement, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof); and
     (b) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.
          17. Entire Agreement; Successors and Assigns. This Warrant, the Unit Subscription Agreement and the Investor Rights Agreement constitute the entire contract between the parties relative to the subject matter hereof. This Warrant, the Unit Subscription Agreement and the Investor Rights Agreement supersede any previous agreement among the parties with respect to the subject matter hereof. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective permitted executors, administrators, heirs, successors and assigns of the parties. Nothing in this Warrant, expressed or implied, is intended to confer upon any party, other than the Holder and the Company, any rights, remedies, obligations or liabilities under or by reason of this Warrant.
          18. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each of the Holder and the Company hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Warrant and irrevocably consents to the service of any and all process in any such action or proceeding in the manner for the giving of notices at its address specified in Section 21. Each of the Holder and the Company further waives any objection to venue in the State of New York, County of New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each of the Holder and the Company also waives any right to trial by jury.
          19. Headings. The headings of the sections of this Warrant are for convenience and shall not by themselves determine the interpretation of this Warrant.
          20. Notices. Any notice or other communication required or permitted to be given hereunder (each a “Notice”) shall be given in writing and shall be made by personal delivery or sent by courier or certified or registered first-class mail (postage pre-paid), addressed to a party at its address shown below or at such other address as such party may designate by three days’ advance Notice to the other party.
          Any Notice to the Holder shall be sent to the address for such Holder set forth on books and records of the Company.
          Any Notice to the Company shall be sent to:
Novint Technologies, Inc.
4109 Bryan Avenue NW
Albuquerque, New Mexico 87114
Attention: CEO

          Each Notice shall be deemed given and effective upon receipt (or refusal of receipt).
          21. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Warrant.
          22. Amendments and Waivers. Any provision of this Warrant may be amended and the observance of any provision of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Warrants then outstanding. Any amendment or waiver effected in accordance with this Section 23 shall be binding upon each Holder of a Warrant.
          23. Construction. Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires. The words “herein”, “hereinafter”, “hereunder” and words of similar import used in this Warrant shall, unless otherwise stated, refer to this Warrant as a whole and not to any particular provision of this Warrant. All references to “$” in this Warrant and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly). Any reference to any gender includes the other genders.
          24. Assignability. Subject to Section 2, this Warrant is fully assignable at any time.
Dated: March __, 2007

NOVINT TECHNOLOGIES, INC.
By:
Name:
Title:

Attest:

FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)
To: NOVINT TECHNOLOGIES, INC.
          The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,      *      shares of Common Stock of Novint Technologies, Inc., and herewith makes payment of $                     or, subject to satisfaction of the conditions set forth in Section 3.5 of the Warrant, [by initial here ___] Holder elects to exercise under the Net Issue Exercise provisions of Section 1.4 of the Warrant, and requests that the certificates for such shares be issued in the name of, and delivered to,                     , whose address is                     .
          The undersigned represents that the undersigned is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to, and in accordance with a valid registration statement effective under the Securities Act of 1933).

Dated:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant)

(Address)
*	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised).

FORM OF ASSIGNMENT
(To be signed by the Holder only upon transfer of Warrant)
          For value received, the undersigned hereby sells, assigns and transfers unto                      the right represented by the within Warrant to purchase            shares of Common Stock of Novint Technologies, Inc. to which the within Warrant relates, and hereby does irrevocably constitute and appoint                      Attorney to transfer such right on the books of Novint Technologies, Inc. with full power of substitution in the premises. The Warrant being transferred hereby is one of the Warrants issued by Novint Technologies, Inc. as of March ___, 2007 to purchase up to a maximum of 10,000,000 shares of Common Stock.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)

Signature guaranteed by a bank or trust company having its principal office in New York City or by a Member Firm of the New York Stock Exchange or American Stock Exchange